Exhibit 99.01
Cadence Reports Second Quarter 2026 Financial Results
Record Backlog of $8.1 Billion
Raising 2026 Revenue Outlook to 19% YoY Growth
Raising 2026 Non-GAAP EPS to $8.10 and Operating Cash Flow to $2 Billion

SAN JOSE, Calif. — July 27, 2026 — Cadence (Nasdaq: CDNS) today announced results for the second quarter of 2026.
Second Quarter 2026 Financial Results
•Revenue of $1.584 billion, compared to revenue of $1.275 billion in Q2 2025
•GAAP operating margin of 28.4%, compared to 19.0% in Q2 2025
•Non-GAAP operating margin of 45.5%, compared to 42.8% in Q2 2025
•GAAP diluted net income per share of $1.33, compared to $0.59 in Q2 2025
•Non-GAAP diluted net income per share of $2.11, compared to $1.65 in Q2 2025
•Quarter-end backlog was $8.1 billion and revenue expected to be recognized in the next 12 months from remaining performance obligations was $4.2 billion

“Cadence delivered an outstanding Q2 driven by broad-based strength and the accelerating demand for our AI-driven solutions across both Design for AI and AI for Design fronts,” said Anirudh Devgan, president and chief executive officer. “Cadence is leading the agentic AI transformation in semiconductor design with a healthy environment. We are uniquely positioned to capitalize on this massive TAM expansion opportunity as the only provider with agentic solutions spanning the full electronic system design flow.”

“Cadence delivered excellent results for the second quarter of 2026, with broad-based strength driving double-digit growth across all our businesses,” said John Wall, senior vice president and chief financial officer. “With a record backlog and continued business momentum, we are now raising our 2026 outlook to 19% revenue growth, non-GAAP operating margin to 44.25%, non-GAAP EPS to $8.10, and operating cash flow to $2 billion at the midpoint.”

CFO Commentary
Commentary on the second quarter of 2026 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2026, the company expects:
•Revenue in the range of $6.26 billion to $6.34 billion
•GAAP operating margin in the range of 27.75% to 28.75%
•Non-GAAP operating margin in the range of 43.75% to 44.75%
•GAAP diluted net income per share in the range of $4.76 to $4.86
•Non-GAAP diluted net income per share in the range of $8.05 to $8.15
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2026 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release. Revenue growth outlook is based on the midpoint of the range.

Business Highlights
•Launched AuraStack AI Super Agent, the industry's first agentic AI platform for advanced packaging and PCB, extending Cadence's AI Super Agents portfolio to span the full electronic system design flow
•Strong early traction for the AI Super Agents portfolio, with compelling initial customer results across ChipStack, ViraStack and InnoStack
•IP revenue grew more than 40% year-over-year, driven by strong demand for Cadence’s Star IP portfolio, highlighted by a significant agreement with Intel and additional wins with leading semiconductor companies
•Core EDA revenue grew 18% year-over-year, driven by strong demand for Cadence’s AI portfolio and expanded adoption across hyperscalers, top semiconductor companies and startups
•Hardware delivered another record quarter, adding 12 new customers and significant expansions with hyperscalers and leading AI innovators
•System Design and Analysis revenue grew 37% year-over-year, driven by strong adoption of Cadence's PCB and advanced packaging solutions and continued integration of the Hexagon D&E business

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2026 financial results audio webcast today, July 27, 2026, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 27, 2026 at 5 p.m. (Pacific) and ending September 16, 2026 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a market leader in AI and digital twins, pioneering the application of computational software to accelerate innovation in the engineering design of silicon to systems. Our design solutions, based on Cadence’s Intelligent System Design™ strategy, are essential for the world’s leading semiconductor and systems companies to build their next-generation products from chips to full electromechanical systems that serve a wide range of markets, including hyperscale computing, mobile communications, automotive, aerospace, industrial, life sciences and robotics. In 2025, Cadence was recognized by Fortune as one of the world’s top 100 best companies to work for. Cadence solutions offer limitless opportunities—learn more at www.cadence.com.

© 2026 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release and related webcast contain forward-looking statements, including Cadence’s outlook on future operating results, financial condition, strategic objectives, business model and prospects, technology and product developments, customer adoption and demand, strategic relationships, backlog, industry trends, market growth, tax rates and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) changes in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including export controls, tariffs, other trade restrictions and other government regulations, as well as rising tensions, armed conflicts around the world, increased energy costs and supply chain constraints; (vi) changes in tax laws, interest rate and currency exchange rate fluctuations, inflation rates, Cadence’s increased debt levels and obligations and Cadence’s ability to repay debt or access capital and debt markets in the future; (vii) legislative or regulatory requirements; (viii) Cadence’s pending acquisitions, acquisition of the Hexagon D&E business and other companies, businesses or technologies or the failure to successfully integrate and operate them; (ix) harm caused by compromises in cybersecurity and cybersecurity attacks; (x) capital expenditure requirements and events that affect cash flow, liquidity or reserves, or estimates Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (xi) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject, including Cadence’s ongoing obligations under its July 2025 settlement agreements with the U.S. Department of Justice (“DOJ”) and Bureau of Industry and Security (“BIS”), any further inquiries or adverse actions by the DOJ, BIS or other foreign governmental authorities and any impact of the settlements on Cadence’s operations and business dealings; and (xii) Cadence’s ability to successfully meet any environmental, social and governance targets and practices. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.

For a detailed discussion of these and other cautionary statements related to Cadence and its business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, income or expenses related to foreign currency forward exchange contract and settlement associated with an acquisition, investments, divestitures and Cadence’s non-qualified deferred compensation plan, restructuring, loss related to contingent liability and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	June 30, 2026	June 30, 2025
	(unaudited)
GAAP operating margin as a percent of total revenue	28.4%	19.0%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9.3%	9.3%
Amortization of acquired intangibles	5.0%	1.8%
Acquisition and integration-related costs	2.1%	2.0%
Restructuring	0.0%	0.0%
Non-qualified deferred compensation expenses	0.7%	0.6%
Loss related to contingent liability*	0.0%	10.1%
Non-GAAP operating margin as a percent of total revenue	45.5%	42.8%

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.

Net Income Reconciliation	Three Months Ended
	June 30, 2026	June 30, 2025
(in thousands)	(unaudited)
Net income on a GAAP basis	$367,076	$160,051
Stock-based compensation expense	146,890	118,325
Amortization of acquired intangibles	79,922	23,703
Acquisition and integration-related costs	32,823	26,021
Restructuring	(352)	47
Non-qualified deferred compensation expenses	11,430	7,778
Loss related to contingent liability*	—	128,545
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(83,496)	(46,248)
Income tax effect of non-GAAP adjustments	28,079	31,658
Net income on a non-GAAP basis	$582,372	$449,880

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	June 30, 2026	June 30, 2025
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$1.33	$0.59
Stock-based compensation expense	0.53	0.43
Amortization of acquired intangibles	0.29	0.09
Acquisition and integration-related costs	0.12	0.09
Restructuring	—	—
Non-qualified deferred compensation expenses	0.04	0.03
Loss related to contingent liability*	—	0.47
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(0.30)	(0.17)
Income tax effect of non-GAAP adjustments	0.10	0.12
Diluted net income per share on a non-GAAP basis	$2.11	$1.65
Shares used in calculation of diluted net income per share	276,163	272,899

*	Related to resolution of previously disclosed legal proceedings with the DOJ and BIS.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 30, 2026 and December 31, 2025
(In thousands)
(Unaudited)

	June 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$1,440,443	$3,001,317
Receivables, net	1,065,023	944,939
Inventories	390,378	303,545
Prepaid expenses and other	326,049	419,872
Total current assets	3,221,893	4,669,673
Property, plant and equipment, net	560,161	517,004
Goodwill	4,914,788	2,749,143
Acquired intangibles, net	1,874,455	718,223
Deferred taxes	832,566	917,733
Other assets	676,462	581,372
Total assets	$12,080,325	$10,153,148
Current liabilities:
Accounts payable and accrued liabilities	$823,724	$856,856
Current portion of deferred revenue	1,025,118	778,435
Total current liabilities	1,848,842	1,635,291
Long-term liabilities:
Long-term portion of deferred revenue	144,453	155,997
Long-term debt	2,482,200	2,480,150
Other long-term liabilities	746,867	407,529
Total long-term liabilities	3,373,520	3,043,676
Stockholders’ equity	6,857,963	5,474,181
Total liabilities and stockholders’ equity	$12,080,325	$10,153,148

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 30, 2026 and June 30, 2025
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Product and maintenance	$1,430,668	$1,170,510	$2,779,590	$2,281,360
Services	153,783	104,931	279,081	236,447
Total revenue	1,584,451	1,275,441	3,058,671	2,517,807
Costs and expenses:
Cost of product and maintenance	175,183	139,298	328,495	255,970
Cost of services	64,135	44,869	125,370	95,330
Marketing and sales	241,034	200,595	452,519	403,295
Research and development	531,273	442,057	1,039,710	881,159
General and administrative	88,548	69,029	176,765	132,127
Amortization of acquired intangibles	34,315	9,204	54,525	18,126
Loss related to contingent liability	—	128,545	—	128,545
Restructuring	(352)	47	(357)	(62)
Total costs and expenses	1,134,136	1,033,644	2,177,027	1,914,490
Income from operations	450,315	241,797	881,644	603,317
Interest expense	(35,136)	(28,948)	(66,749)	(58,066)
Other income, net	95,055	67,758	123,442	91,048
Income before provision for income taxes	510,234	280,607	938,337	636,299
Provision for income taxes	143,158	120,556	235,601	202,669
Net income	$367,076	$160,051	$702,736	$433,630
Net income per share - basic	$1.34	$0.59	$2.57	$1.60
Net income per share - diluted	$1.33	$0.59	$2.56	$1.59
Weighted average common shares outstanding - basic	273,955	271,294	273,012	271,633
Weighted average common shares outstanding - diluted	276,163	272,899	274,948	273,264

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2026 and June 30, 2025
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash and cash equivalents at beginning of period	$3,001,317	$2,644,030
Cash flows from operating activities:
Net income	702,736	433,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	201,611	106,592
Stock-based compensation	285,073	225,938
Gain on divestitures and investments, net	(85,817)	(36,654)
Deferred income taxes	76,189	3,241
ROU asset amortization and change in operating lease liabilities	1,072	2,629
Other non-cash items	3,921	3,502
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(38,326)	(11,211)
Inventories	(106,987)	7,528
Prepaid expenses and other	56,296	(24,201)
Other assets	(20,470)	12,239
Accounts payable and accrued liabilities	(255,486)	115,603
Deferred revenue	169,728	21,824
Other long-term liabilities	1,171	3,964
Net cash provided by operating activities	990,711	864,624
Cash flows from investing activities:
Purchases of investments	(39,880)	(21,596)
Proceeds from the sale and maturity of investments	162,889	1,989
Proceeds from the sale of IP and other assets	—	11,500
Purchases of property, plant and equipment	(101,448)	(67,146)
Purchases of intangible assets	(6,975)	—
Cash paid in business combinations, net of cash acquired	(2,100,292)	(122,146)
Net cash used for investing activities	(2,085,706)	(197,399)
Cash flows from financing activities:
Proceeds from revolving credit facility	600,000	—
Payments on revolving credit facility	(600,000)	—
Proceeds from issuance of common stock	88,840	78,322
Stock received for payment of employee taxes on vesting of restricted stock	(140,722)	(94,334)
Payments for repurchases of common stock	(400,006)	(525,016)
Net cash used for financing activities	(451,888)	(541,028)
Effect of exchange rate changes on cash and cash equivalents	(13,991)	52,535
Increase (decrease) in cash and cash equivalents	(1,560,874)	178,732
Cash and cash equivalents at end of period	$1,440,443	$2,822,762

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2025					2026
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	48%	49%	43%	47%	47%	45%	43%
China	11%	9%	18%	12%	13%	13%	15%
Other Asia	19%	19%	18%	20%	19%	20%	20%
Europe, Middle East and Africa	16%	16%	14%	14%	15%	16%	15%
Japan	6%	7%	7%	7%	6%	6%	7%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2025					2026
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Core EDA	71%	71%	71%	69%	70%	71%	68%
Semiconductor IP	14%	13%	14%	15%	14%	14%	15%
System Design and Analysis	15%	16%	15%	16%	16%	15%	17%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 27, 2026
(Unaudited)

	Three Months Ending September 30, 2026	Year Ending December 31, 2026
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	27.5% - 28.5%	27.75% - 28.75%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	9%
Amortization of acquired intangibles	5%	5%
Acquisition and integration-related costs	2%	2%
Non-GAAP operating margin as a percent of total revenue†	43.5% - 44.5%	43.75% - 44.75%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 27, 2026
(Unaudited)

	Three Months Ending September 30, 2026	Year Ending December 31, 2026
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$1.11 to $1.17	$4.76 to $4.86
Stock-based compensation expense	0.53	2.06
Amortization of acquired intangibles	0.29	1.04
Acquisition and integration-related costs	0.09	0.44
Non-qualified deferred compensation expenses	—	0.03
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	(0.01)
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(0.34)
Income tax effect of non-GAAP adjustments	(0.01)	0.07
Diluted net income per share on a non-GAAP basis†	$2.01 to $2.07	$8.05 to $8.15

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 27, 2026
(Unaudited)

	Three Months Ending September 30, 2026	Year Ending December 31, 2026
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$308 to $324	$1,316 to $1,344
Stock-based compensation expense	146	569
Amortization of acquired intangibles	80	289
Acquisition and integration-related costs	26	122
Non-qualified deferred compensation expenses	—	9
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	(3)
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(95)
Income tax effect of non-GAAP adjustments	(2)	19
Net income on a non-GAAP basis†	$558 to $574	$2,226 to $2,254

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.